Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Front Yard Residential Corporation Announces Transformative Acquisition and Reports Second Quarter 2018 Results

CHRISTIANSTED, U.S. Virgin Islands, August 9, 2018 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced that it has completed the acquisition of property manager HavenBrook Partners, LLC (“HavenBrook”) as well as the portfolio of 3,236 properties managed by HavenBrook. The Company is also reporting its financial and operating results for the second quarter of 2018.

Acquisition of Property Manager and Stabilized Portfolio

•	Acquired 3,236 single-family rental (“SFR”) homes currently managed by HavenBrook in target markets, growing portfolio to approximately 15,000 homes.

•	Commenced internalization of the property management function onto the HavenBrook platform.

•	Plan to transition approximately 4,000 externally managed properties onto internal platform by year end 2018.

•	Obtained $508.7 million of long-term, fixed rate financing as part of Freddie Mac's affordable SFR pilot program.

On August 8, 2018, Front Yard completed the acquisition of HavenBrook and the 3,236 homes managed by HavenBrook, expanding its SFR portfolio to approximately 15,000 homes. This transaction strengthens the Company’s presence in existing strategic target markets, including Alabama, Florida, Georgia and Minnesota. The acquisition of HavenBrook provides Front Yard with an internal property manager and the opportunity to build an efficient, scalable platform that will provide its customers with excellent service and allow it to benefit from economies of scale that will enhance long-term shareholder value. The combined purchase price of the properties and the property manager was $485.0 million.

Front Yard also reached an agreement with Altisource Portfolio Solutions S.A. (“ASPS”) on August 8, 2018 to acquire certain property management resources owned by ASPS for an aggregate cost of $18 million. The exclusivity provisions with respect to property management have been terminated and, following a short transition period, the existing property management services provided by ASPS will terminate other than with respect to title insurance services and limited non-rental management services. Front Yard intends to combine the resources acquired from ASPS with the HavenBrook platform and to transition the approximately 4,000 properties currently managed by ASPS to the internal property manager by December 31, 2018.

In conjunction with the acquisition of HavenBrook and the new rental properties, Berkadia Commercial Mortgage LLC (“Berkadia”) provided $508.7 million of 10-year, fixed rate financing (the “FYR SFR Loan Agreement”) as part of the Federal Home Loan Mortgage Corporation’s (“Freddie Mac”) affordable single-family rental pilot program. This financing includes 2,798 of the newly acquired properties as well as 2,015 additional properties already owned by the Company and previously financed on its existing warehouse facilities. Approximately 78% of the homes financed pursuant to the FYR SFR Loan Agreement have rents that are considered affordable for families earning at or below 80% of the area median income (“AMI”). Moreover, approximately 93% of the units are affordable for families earning at or below 100% of AMI.

“The acquisition of HavenBrook and the homes it manages is a milestone in our company’s evolution as the leading affordable housing provider,” said Chief Executive Officer George Ellison. “The acquisition of an internal property manager will allow us to improve the excellent service to our families while providing opportunities to drive efficiencies to increase shareholder value. We are focused on seamlessly and efficiently transitioning properties onto the HavenBrook platform in order to avoid disruptions to the client service experience.”

Second Quarter 2018 Highlights

•	Full-company Core Funds from Operations per diluted share increased to $0.06 for the second quarter of 2018.[1]

•	Stabilized Rental Net Operating Income Margin was 65%.[1]

•	94% of stabilized rentals were leased at June 30, 2018.

•	190 remaining legacy REOs, down 41% from 320 at March 31, 2018 and down 61% from 490 at December 31, 2017.

•	65% of funding had fixed or capped rates and 79% had maturities of over three years.

“Our operating metrics continue to be strong,” stated George Ellison. “With the additional scale of the newly acquired homes and the internalization of property management for a significant portion of our portfolio, we expect to continue to deliver operating efficiencies and strong results to our shareholders.”

________________

[1]
Core Funds from Operations and Stabilized Rental Net Operating Income Margin are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to U.S. GAAP net loss.

Second Quarter 2018 Financial Results

GAAP net loss for the second quarter of 2018 improved to $21.3 million, or $0.40 per diluted share, compared to a net loss of $55.7 million, or $1.04 per diluted share, for the second quarter of 2017. GAAP net loss for the six months ended June 30, 2018 improved to $48.7 million, or $0.91 per diluted share, compared to a net loss of $105.1 million, or $1.96 per diluted share, for the six months ended June 30, 2017.

Webcast and Conference Call

The Company expects to host a webcast and conference call on Thursday, August 9, 2018, at 8:30 a.m. Eastern Time to discuss its financial results for the second quarter of 2018. The conference call will be webcast live over the internet from the Company’s website at www.frontyardresidential.com and can be accessed by clicking on the “Investors” link.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities which have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; the ability to successfully and efficiently integrate and operate the Company’s newly acquired property manager or effectively perform the property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell residential mortgage assets or non-rental real estate owned on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to deploy the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company's ability to maintain adequate liquidity and meet the requirements under its financing arrangements; the

Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of external property managers to effectively perform their obligations under their agreements with the Company; the Company's failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Front Yard Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues:
Rental revenues	$40,906	$30,102	$80,671	$55,720
Change in unrealized gain on mortgage loans	—	(77,824)	—	(129,689)
Net realized gain on mortgage loans	—	40,227	—	75,777
Net realized gain on sales of real estate	—	20,807	—	40,763
Interest income	—	98	—	177
Total revenues	40,906	13,410	80,671	42,748
Expenses:
Residential property operating expenses	17,197	19,337	33,989	37,596
Depreciation and amortization	18,761	14,805	37,951	29,979
Acquisition fees and costs	759	209	792	376
Impairment	2,143	9,114	9,718	23,334
Mortgage loan servicing costs	319	2,625	674	8,870
Interest expense	16,338	15,153	32,401	30,725
Share-based compensation	1,094	552	680	2,466
General and administrative	2,477	2,882	5,150	5,204
Management fees to AAMC	3,697	4,433	7,487	9,248
Total expenses	62,785	69,110	128,842	147,798
Operating loss	(21,879)	(55,700)	(48,171)	(105,050)
Net loss on real estate and mortgage loans	(306)	—	(1,940)	—
Casualty loss reversals, net	520	—	520	—
Insurance recoveries	115	—	115	—
Other income	214	—	790	—
Loss before income taxes	(21,336)	(55,700)	(48,686)	(105,050)
Income tax expense	—	7	—	14
Net loss	$(21,336)	$(55,707)	$(48,686)	$(105,064)

Loss per share of common stock - basic:
Loss per basic share	$(0.40)	$(1.04)	$(0.91)	$(1.96)
Weighted average common stock outstanding - basic	53,520,486	53,474,680	53,487,459	53,560,012
Loss per share of common stock - diluted:
Loss per diluted share	$(0.40)	$(1.04)	$(0.91)	$(1.96)
Weighted average common stock outstanding - diluted	53,520,486	53,474,680	53,487,459	53,560,012

Dividends declared per common share	$0.15	$0.15	$0.30	$0.30

Front Yard Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets:
Real estate held for use:
Land	$317,789	$322,062
Rental residential properties	1,393,371	1,381,110
Real estate owned	57,279	64,036
Total real estate held for use	1,768,439	1,767,208
Less: accumulated depreciation	(105,716)	(73,655)
Total real estate held for use, net	1,662,723	1,693,553
Real estate assets held for sale	26,850	75,718
Mortgage loans at fair value	9,778	11,477
Cash and cash equivalents	111,644	113,666
Restricted cash	37,095	47,822
Accounts receivable, net	16,180	19,555
Prepaid expenses and other assets	20,791	12,758
Total assets	$1,885,061	$1,974,549

Liabilities:
Repurchase and loan agreements	$1,241,336	$1,270,157
Accounts payable and accrued liabilities	59,222	55,639
Payable to AAMC	4,252	4,151
Total liabilities	1,304,810	1,329,947

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,561,803 shares issued and outstanding as of June 30, 2018 and 53,447,950 shares issued and outstanding as of December 31, 2017	536	534
Additional paid-in capital	1,181,873	1,181,327
Accumulated deficit	(602,158)	(537,259)
Total equity	580,251	644,602
Total liabilities and equity	$1,885,061	$1,974,549

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Stabilized Rental Net Operating Income (“Stabilized Rental NOI”) and Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). FFO, Core FFO, Stabilized Rental NOI and Stabilized Rental NOI Margin are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO, Core FFO, Stabilized Rental NOI and Stabilized Rental NOI Margin for the periods presented:

FFO and Core FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition fees and costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Although management believes that FFO and Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to FFO and Core FFO:

Three months ended June 30, 2018
GAAP net loss	$(21,336)

Adjustments to determine FFO:
Depreciation and amortization	18,761
Impairment	2,143
Net loss on real estate and mortgage loans	306
FFO	(126)

Adjustments to determine Core FFO:
Acquisition fees and costs	759
Non-cash interest expense	1,219
Share-based compensation	1,094
Other adjustments	94
Core FFO	$3,040

Weighted average common stock outstanding - basic and diluted	53,520,486
FFO per share - basic and diluted	$0.00
Core FFO per share - basic and diluted	$0.06

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale.

Stabilized Rental NOI and Stabilized Rental NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI and Stabilized Rental NOI Margin:

Three months ended June 30, 2018
GAAP net loss	$(21,336)

Adjustments:
Net loss on real estate and mortgage loans	306
Residential property operating expenses on non-stabilized rentals and REOs	2,684
Depreciation and amortization	18,761
Acquisition fees and costs	759
Impairment	2,143
Mortgage loan servicing costs	319
Interest expense	16,338
Share-based compensation	1,094
General and administrative	2,477
Management fees to AAMC	3,697
Other income	(849)
Stabilized Rental NOI	$26,393

Rental revenues	$40,906
Stabilized Rental NOI Margin	65%